Exhibit 99.2
HLTH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenue	$100,367	$86,034	$271,185	$235,112
Costs and expenses:
Cost of operations	35,323	30,021	99,656	87,636
Sales and marketing	26,439	22,459	77,729	67,258
General and administrative	22,929	25,718	67,254	81,111
Depreciation and amortization	7,265	7,390	21,468	20,954
Interest income	9,386	10,864	29,384	30,638
Interest expense	4,636	4,660	13,871	13,985
Gain on sale of EBS Master LLC	—	—	538,024	—
Impairment of auction rate securities	—	—	60,108	—
Other (expense) income, net	(997)	989	(5,807)	5,267

Income from continuing operations before income tax provision	12,164	7,639	492,700	73
Income tax provision	7,679	2,977	34,623	4,404
Minority interest in WHC income (loss)	1,845	1,800	(929)	2,758
Equity in earnings of EBS Master LLC	—	8,005	4,007	22,679

Income from continuing operations	2,640	10,867	463,013	15,590
Income (loss) from discontinued operations, net of tax	93,241	5,704	93,159	(38,780)

Net income (loss)	$95,881	$16,571	$556,172	$(23,190)

Basic income (loss) per common share:
Income from continuing operations	$0.01	$0.06	$2.53	$0.09
Income (loss) from discontinued operations	0.51	0.03	0.51	(0.22)

Net income (loss)	$0.52	$0.09	$3.04	$(0.13)

Diluted income (loss) per common share:
Income from continuing operations	$0.01	$0.06	$2.06	$0.08
Income (loss) from discontinued operations	0.50	0.03	0.41	(0.21)

Net income (loss)	$0.51	$0.09	$2.47	$(0.13)

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	183,716	179,811	182,838	178,681

Diluted	187,527	188,071	228,653	188,486

HLTH CORPORATION
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenue
WebMD Online Services:
Advertising and sponsorship	$72,046	$59,087	$190,494	$158,944
Licensing	22,139	20,001	65,928	59,915
Content syndication and other	392	490	1,154	2,027

Total WebMD Online Services	94,577	79,578	257,576	220,886
WebMD Publishing and Other Services	5,810	6,520	13,669	14,426
Inter-segment eliminations	(20)	(64)	(60)	(200)

	$100,367	$86,034	$271,185	$235,112

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)
WebMD Online Services	$25,956	$21,948	$61,287	$48,982
WebMD Publishing and Other Services	1,212	2,138	1,485	2,643
Corporate	(4,679)	(5,811)	(15,311)	(18,874)

	$22,489	$18,275	$47,461	$32,751

Adjusted EBITDA per diluted common share (b)	$0.12	$0.10	$0.21	$0.17

Interest, taxes, non-cash and other items (c)
Interest income	$9,386	$10,864	$29,384	$30,638
Interest expense	(4,636)	(4,660)	(13,871)	(13,985)
Income tax provision	(7,679)	(2,977)	(34,623)	(4,404)
Depreciation and amortization	(7,265)	(7,390)	(21,468)	(20,954)
Non-cash stock-based compensation	(6,531)	(9,285)	(18,974)	(26,246)
Non-cash advertising	(178)	(169)	(1,736)	(2,489)
Minority interest in WHC (income) loss	(1,845)	(1,800)	929	(2,758)
Equity in earnings of EBS Master LLC	—	8,005	4,007	22,679
Gain on sale of EBS Master LLC	—	—	538,024	—
Impairment of auction rate securities	—	—	(60,108)	—
Other (expense) income, net	(1,101)	4	(6,012)	358

Income from continuing operations	2,640	10,867	463,013	15,590
Income (loss) from discontinued operations, net of tax	93,241	5,704	93,159	(38,780)

Net income (loss)	$95,881	$16,571	$556,172	$(23,190)

Basic income (loss) per common share:
Income from continuing operations	$0.01	$0.06	$2.53	$0.09
Income (loss) from discontinued operations	0.51	0.03	0.51	(0.22)

Net income (loss)	$0.52	$0.09	$3.04	$(0.13)

Diluted income (loss) per common share:
Income from continuing operations	$0.01	$0.06	$2.06	$0.08
Income (loss) from discontinued operations	0.50	0.03	0.41	(0.21)

Net income (loss)	$0.51	$0.09	$2.47	$(0.13)

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	183,716	179,811	182,838	178,681

Diluted	187,527	188,071	228,653	188,486

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.

(b)	Adjusted EBITDA per diluted common share is based on the weighted-average shares outstanding used in computing diluted income (loss) per common share.

(c)	Reconciliation of Adjusted EBITDA to income from continuing operations.

HLTH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30, 2008	December 31, 2007
Assets
Cash and cash equivalents	$1,380,179	$536,879
Short-term investments	284,789	290,858
Accounts receivable, net	78,148	86,081
Due from EBS Master LLC	—	1,224
Prepaid expenses and other current assets	27,190	71,090
Assets of discontinued operations	119,891	262,964

Total current assets	1,890,197	1,249,096

Marketable equity securities	2,175	2,383
Property and equipment, net	51,766	49,554
Goodwill	211,414	217,323
Intangible assets, net	28,917	36,314
Investment in EBS Master LLC	—	25,261
Other assets	36,534	71,466

Total Assets	$2,221,003	$1,651,397

Liabilities and Stockholders’ Equity
Accrued expenses	$44,305	$49,598
Deferred revenue	81,740	76,401
Liabilities of discontinued operations	100,464	123,131

Total current liabilities	226,509	249,130

Convertible notes	650,000	650,000
Other long-term liabilities	21,184	21,137

Minority interest in WHC	139,250	131,353

Stockholders’ equity	1,184,060	599,777

Total Liabilities and Stockholders’ Equity	$2,221,003	$1,651,397

HLTH CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended
	September 30,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$556,172	$(23,190)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	(93,159)	38,780
Depreciation and amortization	21,468	20,954
Minority interest in WHC (loss) income	(929)	2,758
Equity in earnings of EBS Master LLC	(4,007)	(22,679)
Amortization of debt issuance costs	2,248	2,179
Non-cash advertising	1,736	2,489
Non-cash stock-based compensation	18,974	26,246
Deferred income taxes	11,934	3,710
Gain on sale of EBS Master LLC and 2006 EBS Sale	(538,024)	(399)
Impairment of auction rate securities	60,108	—
Changes in operating assets and liabilities:
Accounts receivable	7,932	14,835
Prepaid expenses and other, net	4,174	(198)
Accrued expenses and other long-term liabilities	(3,639)	(45,878)
Deferred revenue	5,340	3,253

Net cash provided by continuing operations	50,328	22,860
Net cash provided by discontinued operations	28,497	24,366

Net cash provided by operating activities	78,825	47,226

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	117,539	356,492
Purchases of available-for-sale securities	(177,150)	(694,522)
Purchases of property and equipment	(15,115)	(14,427)
Proceeds related to the sales of ViPS, EBS, EPS and ACS/ACP, net of expenses	821,706	14,565
Decreases in net advances to EBS Master LLC	1,224	19,921
Other	148	—

Net cash provided by (used in) continuing operations	748,352	(317,971)
Net cash used in discontinued operations	(4,265)	(3,785)

Net cash provided by (used in ) investing activities	744,087	(321,756)

Cash flows from financing activities:
Proceeds from issuance of HLTH and WHC common stock	20,725	114,077
Purchases of treasury stock under repurchase program	—	(47,120)
Other	343	(18)

Net cash provided by continuing operations	21,068	66,939
Net cash used in discontinued operations	(76)	(130)

Net cash provided by financing activities	20,992	66,809
Effect of exchange rates on cash	(604)	1,042

Net increase (decrease) in cash and cash equivalents	843,300	(206,679)
Cash and cash equivalents at beginning of period	536,879	614,691

Cash and cash equivalents at end of period	$1,380,179	$408,012